June 10, 2021

Dear Shareholder,

I hope this letter finds you and your family safe and healthy. As an investor in ETFMG Prime Cyber Security ETF (“HACK”) and/or ETFMG Prime Mobile Payments ETF (“IPAY”), we have attempted to contact you in connection with the Joint Special Meeting of Shareholders of HACK and IPAY that has been adjourned until June 30, 2021.
Shareholders are being asked to consider and approve a Plan of Reorganization (the “Reorganization”) to reorganize HACK and IPAY into funds that will be managed by Exchange Traded Concepts (“ETC”), an ETF provider affiliated with 38 ETFs with over $7.2 billion in assets under management.

YES, YOU ARE A SHAREHOLDER IN HACK AND/OR IPAY

Our proxy solicitor, Di Costa Partners (“DCP”), has been calling shareholders to educate and secure votes. We learned that a majority of your fellow investors were not aware they owned HACK and/or IPAY. This is because the investor’s financial advisor purchased shares on behalf of his/her clients. In order to pass the Reorganization proposal, that has strong support, among shareholders casting votes to date, and includes a reduction in the management fee, it is critical that you vote your shares. Please take a moment to sign, date, and mail the enclosed proxy card in the postage paid return envelope or follow the instructions below to vote by internet or phone. You can also call a DCP representative at (833) 288-9334 who can take your instructions over the phone.

You should also contact your Financial Advisor (“FA”) to ask him/her to call DCP at (833) 892-6621. DCP will inform your FA of the pros and cons if the Reorganization proposal does not pass and explain the best way to make sure all clients’ shares are represented at the meeting.

PROXY VOTING OPTIONS

By automated touchtone using the toll-free number listed on your proxy card. You must have your control number found on your proxy card.
By internet through the website listed on your proxy card. You will be required to provide your control number found on your proxy card.
Vote by Mail by completing, signing, and dating the enclosed proxy card(s) and returning it in the enclosed prepaid return envelope.

THANK YOU,

MATTHEW BROMBERG
ASSISTANT SECRETARY

Text of text message:

As an investor in the ETF Managers Trust (Tickers: HACK/IPAY), your vote is crucial for the upcoming Shareholder Meeting. To prevent additional phone calls, please contact us at (RELAY NUMBER). The call will take less than 3 minutes, and no sensitive information will have to be provided. Thank you.

Text of email message:

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Important Information Regarding Your Clients’ Investment in ETFMG Prime Cyber Security ETF and/or ETFMG Prime Mobile Payments ETF SHAREHOLDER VOTES NEEDED

DEAR FINANCIAL ADVISOR:

Your clients who have an investment in one or more of the funds managed by ETF Managers Group LLC (the “Target Funds”) in the ETF Managers Trust (the “Trust”) recently received proxy material in the mail or by e-delivery. They are being asked to consider and vote to approve the Agreement and Plan of Reorganization (the “Plan”) approved by the ETF Managers Trust Board of Trustees, which provides for the reorganization (the “Reorganization”) of the Target Funds, each a series of ETF Managers Trust, into the ISE Cyber Security ETF and the ISE Mobile Payments ETF, respectively, each a newly created series of ETF Series Solutions at a special joint meeting of shareholders scheduled for May 28, 2021 that has been adjourned until June 30, 2021. We are making you aware that we are actively soliciting shareholders to encourage vote participation and to make them aware that the Trust’s Board has recommended a vote FOR the Plan. Our proxy solicitor, Di Costa Partners, has mailed multiple communications to shareholders, as well as initiated telephone calls to shareholders, to help inform and educate shareholders and ask for their proxy vote. If your clients contact you, please recommend that they vote their shares. Managed Broker Accounts:

If you have authority to vote on behalf of your client, please review the attached proxy statement and vote your clients’ shares through your standard internal voting process. If you have any questions regarding the proxy process, please call Di Costa Partners at 1-(833) 892-6621. We appreciate your efforts in encouraging your client’s participation.

SINCERELY,

MATTHEW BROMBERG
ASSISTANT SECRETARY